                                                                   Exhibit 10.9

                  This TRANSITION SERVICES AGREEMENT, dated as of November 30,
2004 (this "SERVICES AGREEMENT"), is by and between Affinia Group Inc. (f/k/a
"AAG Opco Corp."), a Delaware corporation ("PURCHASER"), and Dana Corporation, a
Virginia corporation ("SELLER"). Each of Seller and Purchaser are sometimes hereinafter referred to as a "Party" and collectively as the "Parties".

                  WHEREAS, Seller and Purchaser have entered into the Stock and
Asset Purchase Agreement, dated as of July 8, 2004 and amended November 1, 2004 and November 30, 2004 (as amended, modified or supplemented from time to time, the "AGREEMENT"), pursuant to which Seller and certain of its Subsidiaries have agreed to sell, assign and transfer to Purchaser, and Purchaser has agreed to purchase and acquire from Seller and certain of its Subsidiaries, all of the right, title and interest of Seller and its Subsidiaries in and to the Purchased
Shares and the Purchased Assets, and that Purchaser assume the Assumed
Liabilities; and

                  WHEREAS, in connection therewith, (a) Purchaser desires to purchase certain services from Seller, and Seller is willing to provide such services to Purchaser, during a transition period commencing on the Closing
Date, on the terms and conditions set forth in this Services Agreement; and (b)
Seller desires to purchase certain services from Purchaser, and Purchaser is willing to provide such services to Seller, during a transition period commencing on the Closing Date, on the terms and conditions set forth in this
Services Agreement.

                  NOW, THEREFORE, the Parties hereby agree as follows:

                                    ARTICLE I

                                   Definitions
                                   -----------

                  All terms used herein and not defined herein shall have the meanings assigned to them in the Agreement.

                                   ARTICLE II

                    Agreement To Provide and Accept Services
                    ----------------------------------------

                  Section 2.01. Provision of Services.
                                ---------------------

                  (a)    On the terms and subject to the conditions contained
herein, Seller shall provide, or shall cause its Subsidiaries, Affiliates or third parties reasonably acceptable to Purchaser designated by Seller (such designated Subsidiaries, Affiliates and third parties, together with Seller, being herein collectively referred to as the "SELLER SERVICE PROVIDERS") to provide, to Purchaser the services ("SELLER SERVICES") listed on the attached
Schedules (the "SCHEDULES") as being performed by the Seller. Subject to Section
3.01, any decisions as to which of the Seller Service Providers (including the decisions to use third parties) shall provide the Seller Services shall be made by Seller in its sole discretion, except to the extent specified in the applicable Schedule. Each Seller Service shall be provided in exchange for the consideration set forth with respect to such Seller Service on the applicable
Schedule or as the Parties may

otherwise agree in writing. Each Seller Service shall be provided and accepted in accordance with the terms, limitations and conditions set forth herein and on the applicable Schedule.

                  (b)    On the terms and subject to the conditions contained
herein, Purchaser shall provide, or shall cause its Subsidiaries, Affiliates or third parties designated by it (such designated Subsidiaries, Affiliates and third parties, together with Purchaser, being herein collectively referred to as the "PURCHASER SERVICE PROVIDERS" and together with the Seller Service
Providers, the "SERVICE PROVIDERS") to provide, to Seller the services
("PURCHASER SERVICES" and together with the Seller Services, the "SERVICES")
listed on the attached Schedules as being performed by Purchaser. Subject to
Section 3.01, any decisions as to which of the Purchaser Service Providers
(including the decisions to use third parties) shall provide the Purchaser
Services shall be made by Purchaser in its sole discretion, except to the extent specified in the applicable Schedule. Each Purchaser Service shall be provided in exchange for the consideration set forth with respect to such Service on the applicable Schedule or as the Parties may otherwise agree in writing. Each
Purchaser Service shall be provided and accepted in accordance with the terms, limitations and conditions set forth herein and on the applicable Schedule.

                  (c)    As used in this Services Agreement, the term "RECEIVING
PARTY" shall mean the Party receiving Services.

                  Section 2.02. Access. Each Party shall create and maintain accurate books in connection with the provision of the Services performed by it and, upon reasonable notice from the other Party, shall make available for inspection and copy by such other Party's agents such records during reasonable business hours. Each Party shall make available on a timely basis to the Service
Providers all information and materials reasonably requested by such Service
Providers to enable them to provide the Services. Each Party shall provide to the Service Providers reasonable access to such Party's premises to the extent necessary for the purpose of providing the Services.

                                  ARTICLE III

                   Services; Payment; Independent Contractors
                   ------------------------------------------

                  Section 3.01. Services To Be Provided. (a) Unless otherwise agreed by the Parties (including to the extent specified in the applicable
Schedule), (i) the Service Providers shall be required to perform the Services only in a manner that is similar in all material respects to the manner in which such Services were performed from March 31, 2004, to the Closing Date, and (ii)
the Services shall be used for substantially the same purposes and in substantially the same manner (including as to volume, amount, level or frequency, as applicable) as the Services have been used from March 31, 2004, to such date; provided, however, that the applicable Schedule shall control the scope of the Service to be performed (to the extent provided therein), unless otherwise agreed in writing. Each Party and the Service Providers shall act under this Services Agreement solely as an independent contractor and not as an agent or employee of any other Party or any of such Party's Affiliates.

                  (b)    The provision of Services by Service Providers shall be
subject to Article V hereof.

                  (c)    Each Party agrees to use its reasonable efforts to
reduce or eliminate its dependency on the Services as soon as is reasonably practicable; provided that a breach of this Section 3.01(c) shall not affect a
Service Provider's obligation to provide any Service through the term applicable to such Service.

                  (d)    Subject to the terms of the applicable Schedule, if it
is necessary for any Service Provider to increase staffing or acquire equipment or make any investments or capital expenditures in order to accommodate an increase in the use of any Service beyond the level of use of such Service by
Seller from March 31, 2004, to the Closing Date as a result of an increase in volume of the business of the Receiving Party or a change in the manner in which the business of the Receiving Party is being conducted, such Service Provider shall inform the Receiving Party in writing of such increase in staffing level, equipment acquisitions, investments or capital expenditures before any such cost or expense is incurred. Upon mutual agreement of the Parties as to the necessity of any such increase, the Receiving Party (unless Purchaser and Seller shall otherwise agree in writing) shall advance to the relevant Service Providers an amount equal to the actual costs and expenses to be incurred in connection therewith. If such mutual agreement is not reached, the Service Provider's obligation to provide or cause to be provided such Service shall be limited to the level of use of such Service from March 31, 2004, to the Closing Date (or as described in the applicable Schedule).

                  (e)    The Parties will use good-faith efforts to reasonably
cooperate with each other in all matters relating to the provision and receipt of Services. Such cooperation shall include obtaining, all consents, licenses or approvals necessary to permit each party to perform its obligations hereunder.
In respect of its obligations hereunder, each Party covenants and warrants to the other Party that all such obligations shall be performed in compliance with all material applicable Law.

                  Section 3.02. Payments.
                                --------

                  (a)    Statements will be delivered to the Receiving Party
each month by the Service Providers designated by each Party for Services provided to the Receiving Party during the preceding month, and each such statement shall set forth a brief description of such Services, the amounts charged therefor, and, except the Parties may agree, such amounts shall be due and payable by the Receiving Party within 30 days after the date of such statement. Statements not paid within such 30-day period shall be subject to late charges, calculated based on the Applicable Rate (or the maximum legal rate, whichever is lower), for each month or portion thereof that the statement is overdue. Payments shall be made by wire transfer to an account designated in writing from time to time by Service Provider.

                  (b)    Seller hereby grants to Purchaser and its Subsidiaries
credits against payments for services under this Services Agreement and the
Ancillary Agreements equal to (i) U.S.$11,000,000 for the period commencing on the date hereof through December 31, 2004 and U.S.$5,000,000 for the period commencing on January 1, 2005 through March 31, 2005. For the avoidance of doubt, as a result of such credits, Purchaser and its Subsidiaries shall not be required to pay any amounts to Seller and its Subsidiaries for services under this Services Agreement and the Ancillary Agreements (i) for the period commencing on date hereof until December 31, 2004 until the sum of such amounts in such quarter exceeds U.S.$11,000,000, and then only to the extent of such excess; and (ii) for the period commencing on January 1, 2005 through March 31,
2005 until the sum of such amounts in such period exceeds U.S.$5,000,000, and then only to the extent of such excess. In addition, in the event that the full
U.S.$16,000,000 of such credits is not utilized by March 31, 2005, Seller shall make a cash payment to Purchaser on or before April 30, 2005 in an amount equal to the unused balance of the credit.

                         Section 3.03. Licenses to Occupy Real Property.
                                       --------------------------------

                  (a)    For purposes of this Section 3.03, capitalized terms
not defined herein shall have the respective meanings ascribed to them in the
Agreement.

                  (b)    Seller and Purchaser hereby acknowledge and agree that
Purchaser shall, effective as of the Closing Date, be entitled to occupy the portion of any premises described on the Schedules concerning leases (each, a
"TRANSITION SPACE PROPERTY") for the period of time specified for such
Transition Space Property on the applicable Schedule pursuant to a license deemed to be granted, pursuant to this Section 3.03, by Seller or the applicable subsidiary of Seller that is the owner or tenant of the applicable Transition
Space Property, as applicable.

                  (c)    The licenses granted in this Section 3.03 shall
include, among other things, obligations of the licensee to pay to the licensor all rent and other occupancy charges described in the applicable Schedule and attributable to the licensee's use and occupancy of each Transition Space
Property. With respect to each Transition Space Property, the licensee shall pay to the licensor all such rent and charges as described in the applicable
Schedule (in the case of rent, at least three (3) business days prior to the beginning of each calendar month (except for the first payment which shall be made as of the Closing Date) and, in the case of other charges, at least three
(3) business days prior to the date that such other charges are due and owing by licensor. Each license granted hereby shall automatically terminate upon the earliest of (y) the period of time specified for each such Transition Space
Property on the applicable Schedule and (z) the date upon which forfeiture or termination of the applicable lease (due to a default arising from the applicable licensee's occupancy) cannot be avoided other than by requiring the licensee to vacate the applicable Transition Space Property. Notwithstanding any of the foregoing, upon the termination of any license provided for in this
Section 3.03, Purchaser shall promptly pay to Seller the rent and charges described in the applicable Schedule for the applicable Transition Space
Property and such rent and charges shall be prorated on a daily basis for the month during which licensee vacates such Transition Space Property; in each case, provided, that any liability of a party for breaches (occurring prior to such termination) of such party's obligations under this Section 3.03 in relation to the applicable Transition Space Property (including, without limitation, the obligation to pay rent and charges) shall survive such termination (A) of such license and (B) hereof.

                  Section 3.04. Disclaimer of Warranty. EXCEPT AS EXPRESSLY SET
FORTH IN THIS SERVICES AGREEMENT, THE SERVICES TO BE PURCHASED UNDER THIS
SERVICES AGREEMENT ARE FURNISHED AS IS, WHERE IS, WITH ALL FAULTS AND

WITHOUT WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF
MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE.

                  Section 3.05. Taxes. Solely to the extent included in the
pricing set forth on the applicable Schedule, Service fees payable by a
Receiving Party to a Service Provider shall be inclusive of any applicable VAT.
In the event that any VAT is properly chargeable on the provision of the
Services as indicated on the applicable Schedule, the Receiving Party shall be responsible for and shall pay the amount of any such VAT in addition to and at the same time as the Service fees. All Service fees and other consideration will be paid free and clear of and without withholding or deduction for or on account of any tax, except as may be required by law.

                  Section 3.06. Use of Services. The Receiving Party shall not, and shall cause its Affiliates not to, resell any Services to any person whatsoever or permit the use of the Services by any person other than in connection with the conduct of the Receiving Party's operations as conducted on the date hereof.

                                   ARTICLE IV

                                Term of Services
                                ----------------

                  The provision of Services shall commence on the Closing Date and shall terminate no later than the date indicated for each such Service on the applicable Schedule; provided, however, that any Service may be cancelled or reduced in amount or any portion thereof by the Receiving Party upon 30 days'
written notice thereof (or such other notice period if one is set forth for such
Service on the applicable Schedule) subject to the requirement that the
Receiving Party pay to the Service Provider the actual out-of-pocket costs incurred by the Service Provider, as well as the actual incremental internal costs incurred by the Service Providers, in each case directly resulting from such cancellation, which out-of-pocket and internal costs shall be set forth in a written statement provided by the Service Provider to the Receiving Party.

                                    ARTICLE V

                                  Force Majeure
                                  -------------

                  The Service Providers shall not be liable for any expense, loss or damage whatsoever arising out of any interruption of Service or delay or failure to perform under this Services Agreement that is due to acts of God, acts of a public enemy, acts of terrorism, acts of a nation or any state, territory, province or other political division thereof, changes in applicable law, fires, floods, epidemics, riots, theft, quarantine restrictions, freight embargoes or other similar causes beyond the reasonable control of the Service
Providers. In any such event, the Service Providers' obligations hereunder shall be postponed for such time as its performance is suspended or delayed on account thereof. Each Service Provider will promptly notify the recipient of the
Service, either orally or in writing, upon learning of the occurrence of such event of force majeure. Upon the cessation of the force majeure event, such
Service Provider will use commercially reasonable efforts to resume, or to cause any other relevant Service Provider to resume, its performance with the least practicable delay (provided that, at the election of the

applicable Receiving Party, the applicable term for such suspended Services shall be extended by the length of the force majeure event).

                                   ARTICLE VI

                                   Liabilities
                                   -----------

                  Section 6.01. Consequential and Other Damages. None of the
Service Providers shall be liable to the Receiving Party with respect to this
Services Agreement, whether in contract, tort (including negligence and strict liability) or otherwise, for any special, indirect, incidental or consequential damages whatsoever (except, in each case, to the extent any amount is paid to third parties by a Receiving Party or its Affiliates) which in any way arise out of, relate to or are a consequence of, the performance or nonperformance by it hereunder or the provision of, or failure to provide, any Service hereunder, including with respect to loss of profits, business interruptions or claims of customers (except, in each case, to the extent any amount is paid to third parties by a Receiving Party or its Affiliates).

                  Section 6.02. Limitation of Liability. Subject to Section 6.03
hereof, the liability of any Service Provider with respect to this Services
Agreement or any act or failure to act in connection herewith (including, but not limited to, the performance or breach hereof), or from the sale, delivery, provision or use of any Service provided under or covered by this Services
Agreement, whether in contract, tort (including negligence and strict liability)
or otherwise, shall not exceed the fees previously paid to such Service Provider under this Services Agreement.

                  Section 6.03. Obligation To Reperform. In the event of any breach of this Services Agreement by any Service Provider with respect to any error, defect or breach (which breach Service Provider can reasonably be expected to reperform in a commercially reasonable manner) in the provision of any Service, the Service Provider shall correct in all material respects such error, defect or breach or reperform in all material respects such Service at the request of the Receiving Party and at the expense of the Service Provider.

                  Section 6.04. Release and Indemnity. Except as otherwise
provided in this Agreement (including the limitation of liability provisions in this Article VI), each party shall indemnify, defend and hold harmless the other party from and against any Losses arising out of or related to: (i) any breach by the indemnifying party of a representation, warranty or covenant contained herein; or (ii) the gross negligence or willful misconduct or omissions of the indemnifying party or its Affiliates, employees, agents, or contractors
(including with respect to the performance or nonperformance of any Service hereunder).

                                   ARTICLE VII

                                   Termination
                                   -----------

                  Section 7.01. Termination. Notwithstanding anything herein to the contrary, this Services Agreement shall terminate, and the obligation of the
Service Providers to provide or cause to be provided any Service shall cease, on the earliest to occur of (i) the last date indicated for the termination of any
Service on the Schedules, as the case may be, (ii) the date on which the provision of all Services has been canceled pursuant to Article IV hereof, or (iii) the date on which this Services Agreement is terminated by Purchaser or
Seller, as the case may be, in accordance with the terms of Section 7.02 hereof;
provided that, in each case, no such termination shall relieve any Party of any liability for any breach of any provision of this Services Agreement prior to the date of such termination.

                  Section 7.02. Breach of Services Agreement. Subject to Article
VI hereof, if a Party shall cause or suffer to exist any material breach of any of its obligations under this Services Agreement, including any failure to make payments when due, and that Party does not cure such default in all material respects within 30 days after receiving written notice thereof from the nonbreaching Party, the nonbreaching Party may terminate this Services
Agreement, including the provision of Services pursuant hereto, immediately by providing written notice of termination.

                  Section 7.03. Sums Due. In the event of a termination of this
Services Agreement, the Service Providers shall be entitled to the immediate payment of, and the Purchaser shall within three Business Days, pay to the
Service Providers, all accrued amounts for Services, Taxes and other amounts due under this Services Agreement as of the date of termination.

                  Section 7.04. Effect of Termination. Sections 3.02, 7,01,
7.03, 8.02, 8.10, 8.11, 8.12 and 8.13 hereof, this Section 7.04 and Article VI hereof shall survive any termination of this Services Agreement.

                                  ARTICLE VIII

                                  Miscellaneous
                                  -------------

                  Section 8.01. Assignment. Except as contemplated by the
applicable Schedule, no Party may assign its rights or obligations under this
Services Agreement without the prior written consent of the other Party (except to its Subsidiaries). This Services Agreement shall bind and inure to the benefit of and be enforceable by Purchaser and Seller and their respective successors and assigns; provided, however, that a Service Provider that is a
Party may assign all or any part of its rights (but not its obligations) under this Services Agreement. Any purported assignment or transfer in violation of this Section 8.01 shall be null and void and of no effect.

                  Section 8.02. Binding Effect; No Third-Party Beneficiaries; No
Assignment . Except as provided in Section 6.04 hereof, this Services Agreement is for the sole benefit of the Parties and their permitted successors and assigns, and nothing herein expressed or implied shall give or be construed to give to any person, other than the Parties and their permitted successors and assigns, any legal or equitable rights hereunder, whether as third-party beneficiaries or otherwise, except for the Service Providers. This Services
Agreement shall be legally binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Nothing herein shall create or be deemed to create any third-party beneficiary rights in any Person not a party hereto. Except as contemplated by the applicable Schedule, no assignment hereof or of any rights or obligations hereunder may be made by any party hereto
(by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted

assignment without such required consent shall be without effect; provided that
Purchaser may assign its rights and obligations hereunder (including the right to acquire any asset and/or the obligation to pay all or part of the consideration and to assume any Liability pursuant to Articles I and II) to any wholly owned Subsidiary without the prior written consent of the other party hereto; provided, further, that no such assignment by Purchaser shall relieve
Purchaser of any of its obligations hereunder.

                  Section 8.03. Amendments. This Services Agreement may be
amended, supplemented or modified, and any provision hereof may be waived, only pursuant to a written instrument making specific reference hereto signed by each of the parties hereto.

                  Section 8.04. Waivers. The rights and remedies of the Parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. No provision of this Services Agreement may be waived except pursuant to a writing executed by the waiving Party. The parties may, in their sole discretion, (a) extend the time for the performance of any of the obligations or other acts of the parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein, to the extent permitted by applicable
Law. Any agreement on the part of a Party to any such extension or waiver will be valid only if set forth in a writing signed on behalf of such party. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any such prior or subsequent occurrence.

                  Section 8.05. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally or by overnight mail or to the extent receipt is confirmed, facsimile or other electronic transmission service, or five calendar days after being mailed by registered mail, return receipt requested, to a party at the following address (or to such other address as such party may have specified by notice given to the other parties pursuant to this Section 8.05):

                            If to Seller, to:

                            Dana Corporation
                            P.O. Box 1000
                            Toledo, Ohio 43697-1000
                            Attn:  Michael L. DeBacker, Esq.
                            Tel:    (419) 535-4500
                            Fax:    (419) 535-4544

                            with a copy to:

                            Wachtell, Lipton, Rosen & Katz
                            51 West 52nd Street
                            New York, New York 10019-6150
                            Attn:   Adam O. Emmerich and David C. Karp
                            Tel:    (212) 403-1000
                            Fax:    (212) 403-2000

                            If to Purchaser, to:

                            Affinia Group Inc.
                            c/o The Cypress Group L.L.C.
                            65 East 55th Street
                            New York, New York 10022
                            Attn:   Steve Keller
                            Tel:    (212) 705-0150
                            Fax:    (212) 705-0199

                            with a copy to:

                            Simpson Thacher & Bartlett LLP
                            425 Lexington Avenue
                            New York, New York 10017
                            Attn:   William E. Curbow
                            Tel:    (212) 455-3160
                            Fax:    (212) 455-2502

                  Section 8.06. Exhibits and Schedules; Interpretation. The
headings contained in this Services Agreement or in any Schedule or Annex hereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this Services Agreement. All Schedules and Annexes annexed hereto or referred to herein are hereby incorporated in and made a part of this
Services Agreement as if set forth in full herein. Any capitalized terms used in any Schedule or Annex but not otherwise defined therein, shall have the meaning as defined in this Services Agreement. When a reference is made in this Services
Agreement to an Article, Section, Schedule or Annex, such reference shall be to an Article or Section of, or a Schedule or Annex to, this Services Agreement unless otherwise indicated. For all purposes hereof, the terms "include" and
"including" shall be deemed followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Services Agreement shall refer to this Services Agreement as a whole and not to any particular provision of this Services Agreement. No provision of this
Services Agreement shall be interpreted or construed against any Party hereto solely because such Party or its legal representative drafted such provision.

                  Section 8.07. Counterparts. This Services Agreement may be
executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  Section 8.08. Entire Agreement. Notwithstanding Section 15.2
of the Purchase Agreement, this Agreement, including the Schedules hereto, is intended, together with the Purchase Agreement and the Schedules, Exhibits and other agreements referenced therein and the Confidentiality Agreement, to contain, and be, a complete statement of all of the terms and the arrangements between the parties hereto with respect to the matters provided for herein, and supersede any previous agreements and understandings between the parties hereto with respect to those matters. This Services Agreement, including the Schedules hereto, constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings and negotiations, both written and oral, between the Parties with respect to the subject matter of this Services Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by any Party hereto.

                  Section 8.09. Severability. If any term or other provision of this Services Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or provision hereof.

                  Section 8.10. Consent To Jurisdiction. Each Party irrevocably submits to the exclusive jurisdiction of (i) the Supreme Court of the State of
New York, New York County, and (ii) the United States District Court for the
Southern District of New York, for the purposes of any action, suit or other proceeding arising out of this Services Agreement or any transaction contemplated hereby (and each agrees that no such action, suit or proceeding relating to this Services Agreement shall be brought by it or any of its
Subsidiaries except in such courts). Each Party further agrees that service of any process, summons, notice or document by U.S. registered mail to such person's respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each Party irrevocably and unconditionally waives (and agrees not to plead or claim) any objection to the laying of venue of any action, suit or proceeding arising out of this Services Agreement or the transactions contemplated hereby in (i) the Supreme Court of the State of New
York, New York County or (ii) the United States District Court for the Southern
District of New York or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

                  Section 8.11. Governing Law. This Services Agreement shall be governed IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, by THE
laws of the State of New York applicable to CONTRACTS EXECUTED and to be performed entirely within such State WITHOUT GIVING EFFECT TO THE CHOICE OF LAW
PRINCIPLES OF SUCH STATE WHICH WOULD RESULT IN THE APPLICATION OF THE LAWS OF
ANY OTHER STATE.

                  Section 8.12. Waiver of Jury Trial. Each Party hereby waives, and agrees to cause each of its Subsidiaries to waive, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Services Agreement. Each Party (i) certifies that no representatives of any other Party has represented, expressly or otherwise, that such other
Party

                                       10

would not, in the event of litigation, seek to enforce the foregoing waiver and
(ii) acknowledges that it and the other Party have been induced to enter into this Services Agreement by, among other things, the mutual waivers and certifications in this Section 8.12.

                  Section 8.13. Confidentiality; Title to Data. (a) Each of the
Parties agrees that any confidential information of the other Party received in the course of performance under this Services Agreement shall be kept confidential by the Parties and shall be maintained by each Party and its
Affiliates in confidence, using the same degree of care to preserve the confidentiality of such information that the Party to whom such confidential information is disclosed would use to preserve the confidentiality of its own information of a similar nature, except that any Service Provider may, for the purpose of providing Services pursuant to this Services Agreement, disclose such information to any other Service Provider; provided that any such other Service
Provider shall have agreed to be bound by this Section 8.13; and either Party may disclose such information to the extent reasonably necessary in connection with the enforcement of this Services Agreement or as required by law or legal process, including any tax audit or litigation (provided that, prior to such disclosure, (x) such Party shall provide the other Party with reasonable advance written notice of such requirement so that the other Party may seek a protective order or other appropriate remedy prior to disclosure and (y) such Party shall not oppose any action (and will, if and to the extent requested, cooperate with, assist and join with the other Party in any reasonable action) by the other
Party to obtain an appropriate protective order or other reliable assurance that strict confidential treatment will be accorded the confidential information).
The obligations under this Section 8.13 shall not apply to (i) information that is already in the possession of the disclosing Party, provided that such information is not known by the disclosing Party to be subject to another confidentiality agreement with or other obligation of secrecy to the other Party or another party, (ii) information that becomes generally available to the public other than as a result of a disclosure, directly or indirectly, by the disclosing Party or its Affiliates, (iii) information that becomes available to a party on a non-confidential basis from a source other than the other Party, provided that such source is not known by such party to be bound by a confidentiality agreement with or other obligation of secrecy to the other
Party.

                  (b)    Subject to the Purchase Agreement, Purchaser
acknowledges that it will acquire no right, title or interest (including any license rights or rights of use) in any firmware or software, and the licenses therefor which are owned by any Service Provider, by reason of the provision of the Services provided hereunder.

                                       11

                  IN WITNESS WHEREOF, the Parties have executed this Services
Agreement as of the date first written above.

                                    DANA CORPORATION

                                    By:          /s/ Mark A. Steinhaus
                                           ------------------------------------
                                    Name:  Mark A. Steinhaus
                                    Title:

                                    AFFINIA GROUP INC.

                                    By:               /s/ Thomas Madden
                                           ------------------------------------
                                    Name:  Thomas Madden
                                    Title: Chief Financial Officer and Treasurer

                [Signature Page to Transition Services Agreement]